UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 13, 2011

NAUGATUCK VALLEY FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

United States	0-50876	65-1233977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Church Street, Naugatuck, Connecticut	06770
(Address of principal executive offices)	(Zip Code)

(203) 720-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 13, 2011, Naugatuck Valley Financial Corporation (the “Registrant”), Naugatuck Valley Mutual Holding Company, Naugatuck Valley Savings and Loan, and Naugatuck Valley Financial Corporation, a Maryland corporation (“New Naugatuck Valley Financial Corporation”) entered into an Agency Agreement with Stifel, Nicolaus & Company, Incorporated (“Stifel Nicolaus”), pursuant to which Stifel Nicolaus will act as financial advisor to New Naugatuck Valley Financial Corporation in connection with its stock offering, including acting as sole book-running manager in a syndicated community offering, and will assist on a best efforts basis in the marketing of New Naugatuck Valley Financial Corporation’s common stock during the stock offering.

The shares of common stock of New Naugatuck Valley Financial Corporation are being offered pursuant to a Registration Statement on Form S-1 (File No. 333-167482) filed by New Naugatuck Valley Financial Corporation under the Securities Act of 1933, as amended, and a related prospectus. For a description of the fees to be paid to Stifel Nicolaus pursuant to the Agency Agreement, see “The Conversion and Offering — Marketing Arrangements” in the prospectus contained in the Registration Statement. A copy of the Agency Agreement is included as Exhibit 1.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Number	Description

1.1	Agency Agreement between Naugatuck Valley Financial Corporation, Naugatuck Valley Mutual Holding Company, Naugatuck Valley Savings and Loan and new Naugatuck Valley Financial Corporation and Stifel, Nicolaus & Company, Incorporated, dated May 13, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NAUGATUCK VALLEY FINANCIAL CORPORATION

Date: May 18, 2011	By:	/s/ John C. Roman
John C. Roman
President and Chief Executive Officer